Exhibit 99.1

News Release
Beazer Homes USA, Inc. Announces 1-for-5 Reverse Stock Split;
Will Begin Split-Adjusted Trading on NYSE Tomorrow

ATLANTA -- (BUSINESS WIRE) -- October 11, 2012 -- Beazer Homes USA, Inc. (NYSE: BZH) announced today the effectiveness of a 1-for-5 reverse split of its common stock. Shares of Beazer Homes common stock will begin trading on a split-adjusted basis on the New York Stock Exchange under the Company’s existing symbol “BZH” upon the opening of the NYSE on October 12, 2012.
Beazer Homes’ stockholders approved the reverse stock split at a special meeting of stockholders held today. As a result, every five shares of Beazer Homes common stock outstanding have been combined into one share of common stock, reducing the number of shares of Beazer Homes common stock outstanding from approximately 123 million to approximately 24.6 million. In addition, the number of authorized shares will be reduced from 180 million shares to 100 million shares.
After discussion with several institutional stockholders, the Company’s Board of Directors has determined that it will propose and recommend at its upcoming 2013 annual meeting a further decrease in the number of shares of common stock authorized for issuance from 100 million to 63 million.
No fractional shares will be issued in connection with the reverse stock split. Instead, Beazer Homes’ transfer agent will aggregate all fractional shares that otherwise would have been issued as a result of the reverse stock split and those shares will be sold into the market. Stockholders who would have held a fractional share of Beazer Homes common stock will receive a cash payment from the net proceeds of that sale in lieu of such fractional share.
Upon the opening of the NYSE on October 12, 2012, shares of Beazer Homes common stock will trade under a new CUSIP number (07556Q 881) and a new ISIN (US07556Q8814).
Additional information regarding the reverse stock split, including the treatment of fractional shares and exchange of stock certificates, can be found in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on September 7, 2012, copies of which are available at www.sec.gov.

About Beazer Homes USA, Inc.
Beazer Homes USA Inc., headquartered in Atlanta, Georgia, is one of the ten largest single-family homebuilders in the United States. The Company’s industry-leading high performance homes are designed to lower the total cost of home ownership while reducing energy and water consumption. With award-winning floor-plans, the Company offers homes that incorporate exceptional value and quality to consumers in 16 states, including Arizona, California, Delaware, Florida, Georgia, Indiana, Maryland, Nevada, New Jersey, New York, North Carolina, Pennsylvania, South Carolina, Tennessee, Texas, and Virginia. Beazer Homes is listed on the New York Stock Exchange and trades under the ticker symbol “BZH.” For more information, please visit Beazer.com, or check out Beazer on Facebook and Twitter.

Forward-Looking Statements
This press release contains forward-looking statements. These forward-looking statements represent our expectations or beliefs concerning future events, and it is possible that the results described in this press release will not be achieved. Words such as “believe,” “will” and similar expressions are intended to identify forward-looking statements but are not the exclusive means of identifying such statements. These forward-looking statements are subject to risks, uncertainties and other factors, many of which are outside of our control, that could cause actual results to differ materially from the results discussed in the forward-looking statements, including, among other things, changing market conditions and our ability to grow the Company’s business as well as our ability to make opportunistic land investments on terms that are acceptable to us or at all. Additional factors that could cause actual results to differ from those discussed in the forward-looking statements include, but are not limited to, those disclosed in the Company’s Annual Report on Form 10-K for the year ended September 30, 2011 under the heading “Risk Factors.” This list of factors is not exhaustive, however, and these or other factors, many of which are outside of the Company’s control, could have a material adverse effect on the Company and its results of operations. Forward-looking statements speak only as of the date on which the statements are made, and the Company undertakes no obligation to update any forward-looking statement for any reason, even if new information becomes available or other events occur in the future. All forward-looking statements attributable to the Company or persons acting on its behalf are expressly qualified in their entirety by the cautionary statements set forth herein.

CONTACT
Beazer Homes USA, Inc.
Carey Phelps, 770-829-3700
Director, Investor Relations & Corporate Communications
investor.relations@beazer.com